Exhibit 10.2

EXCLUSIVE TECHNICAL AND CONSULTING SERVICE AGREEMENT

This Exclusive Technical and Consulting Service Agreement (the “Agreement”) is made and entered into effective as of 18th May 2010 by and between the following parties:

Party A:

Best Green Energy (Changzhou) Co., Ltd,, a wholly foreign-owned enterprise duly established andvalid existing under the laws of the People’s Republic of China (“PRC”).
Registered Address: Qinxiang Village, Lijia Town, Wujin District, Changzhou City, Jiangsu Province, PRC
Legal Representative:Mr. Shi Jianliang

Party B:

Jiangsu Best Electrical Appliances Co., Ltd
Address:Qinxiang Village, Lijia Town, Wujin District, Changzhou City, Jiangsu Province, PRC
Legal Representative: Mrs. Wang Xueqin

Changzhou City Wujin Best Electronic Cables Co., Ltd
Address:Qinxiang Village, Lijia Town, Wujin District, Changzhou City, Jiangsu Province, PRC
Legal Representative:Mr. Shi Jianliang

WHEREAS, Party A is a wholly foreign-owned enterprise duly established under the laws of the PRC and possesses relevant technical and consulting service resources.

WHEREAS, Party B are limited liability companies duly established and valid existing under the laws of the PRC. Party A agrees to provide Party B with relevant technical and consulting service, and Party B agrees to accept the technical and consulting service provided by Party A pursuant to the terms and conditions herein.

NOW THEREFORE, intending to be bound hereby, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

TECHNICAL AND CONSULTING SERVICE, EXCLUSIVE RIGHTS

1.1	Party A shall provide the exclusive technical and consulting service to Party B in accordance with this Agreement.

1.2

Party B agrees to accept the exclusive technical and consulting service provided by Party A. Party B further agrees that during the performance of this Agreement, Party B shall not accept technical and consulting service from any other party without the prior written consent of Party A.

1.3

Party A shall be the exclusive owner of all right, title and interest in any and all intellectual property rights arising out of the performance of this Agreement, including without limitation, copyright, patent, technology secrets and business secrets, regardless of whether developed by Party A or by Party B.

ARTICLE II

PAYMENT FOR THE TECHNICAL AND CONSULTING SERVICE FEE

2.1

Both Parties agree that Party B shall pay the consulting service fee related to the services stipulated in Article 1.1 of this Agreement (the “Consulting Service Fee”) to Party A pursuant to the provision of Articles hereunder.

2.2

As compensation for providing the Services, Party A will be entitled to receive an aggregate fee (the “Services Fee”), upon demand but only upon demand, equal to up to [one hundred percent (100%)] of the Aggregate Net Profit of Party B during the Term of this Agreement.

2.3

Promptly after receipt of each Work Order, Party A will notify Party B in writing of the amount of the fee for such Services, which amount will be due and payable within sixty (60) days after written demand therefore. The aggregate fees charged by Party A for Services performed pursuant to Work Orders shall not exceed the Aggregate Net Profit of Party B.

2.4

All Intellectual Property created by Party A in the course of providing the Services will be the sole property of Party A and Party B will have no right to any ownership or use of such Intellectual Property except under separate written agreement with Party A.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1	Party A hereby represents and warrants as follows:

3.1.1

Party A has the power within its constitutional documents and scope of business to execute and perform this Agreement and has taken all necessary actions to obtain all necessary consents and approvals from third parties and relevant authorities. The execution and performance of this Agreement does not and will not result in any violation of enforceable or effective laws or contractual limitations that impact Party A.

	3.1.2	Upon its execution, this Agreement will constitute the legal, valid and binding obligation of Party A, enforceable against it in accordance with its terms.

3.2	Party B hereby represents and warrants as follows:

	3.2.1	Party B is a company duly registered and valid existing under the laws of the PRC and is authorized to enter into this Agreement.

3.2.2

Party B has the power within its constitutional documents and scope of business to execute and perform this Agreement and has taken all necessary actions to obtain all necessary consents and approvals from third parties and relevant authorities. The execution and performance of this Agreement does not and will not result in any violation of enforceable or effective laws or contractual limitations that impact Party B.

	3.2.3	Upon its execution, this Agreement shall constitute the legal, valid and binding obligation of Party B, enforceable against it in accordance with its terms.

ARTICLE IV

CONFIDENTIALITY

4.1

Party B agrees that it shall adopt reasonable methods to protect the confidentiality of the Party A’s confidential information and materials (hereinafter referred to as (“Confidential Information”) which it may have access to under this Agreement. Without prior written consent of Part A, Party B shall not disclose, give or transfer the Confidential Information to any other party. Once this Agreement is terminated, Party B shall return to Party A any documents, information or software which contains the Confidential Information, or destroy the aforementioned objects, and shall completely delete all Confidential Information in any memory equipment and shall not continue to use or permit any third party to use any Confidential Information through any method.

4.2	Both Parties agree that this article will survive any amendment, cancellation or termination of this Agreement.

ARTICLE V

INDEMNITIES

5.1

Party B shall indemnify Party A against any loss, damage, liability or expense suffered or incurred by Party A as a result of or arising out of any litigation, claim or compensation request relating to the service provided by Party A to Party B pursuant to this Agreement.

ARTICLE VI

EFFECTIVENESS AND TERM OF THIS AGREEMENT

6.1

This Agreement shall be executed and come into effect as of the date first set forth above. This Agreement shall expire on the date that is ten (10) years following the date hereof unless earlier terminated as set forth in this Agreement or upon the mutual agreement of the Parties hereto.

6.2	This Agreement may be extended prior to termination. The period of extension shall be decided by both Parties hereto and stipulated in a written confirmation.

ARTICLE VII

TERMINATION OF THE AGREEMENT

7.1	The Agreement shall terminate automatically upon the date of expiration unless otherwise extended in accordance with its terms.

7.2

During the term of this Agreement, Party B may not terminate this Agreement except in the case of gross negligence, bankruptcy, fraud or other illegal action on the part of Party A. Notwithstanding the above, Party A may terminate this Agreement upon notice to Party B, given at least thirty (30) days before such termination. In the case of expiration of Party B’s business term, this Agreement could be terminated by notice from Party B to Party A.

7.3	The rights and obligations of both Parties under Article IV and Article V of this Agreement shall survive after the termination of this Agreement.

ARTICLE VIII

DISPUTE SETTLEMENT

8.1

The Parties shall strive to settle any disputes arising out of this Agreement or in connection with this Agreement through mediation in good faith. In case no settlement can be reached through mediation, each Party can submit such matter to the Shanghai Sub-commission of China International Economic and Trade Arbitration Committee for arbitration pursuant to the arbitration rules then in effect. The arbitration shall be held in Shanghai. The language for the arbitration shall be Chinese. The arbitration result shall be final and binding upon both Parties.

ARTICLE IX

FORCE MAJEURE

9.1

The term “Force Majeure Event” shall mean any event which is out of the control of each Party, and which would be unavoidable or insurmountable even if the Party affected by such event paid reasonable attention to it. A Force Majeure Event shall include, but not be limited to, government actions, natural disasters, fire, explosion, typhoons, floods, earthquakes, tide, lightning or war. However, any lack of credit, assets or financing shall not be deemed as a Force Majeure Event. The Party affected by the occurrence of a Force Majeure Event and seeking an exemption from performing the obligations under this Agreement shall inform the other Party of the exemption from the obligations as soon as reasonably possible and provide the other Party with the steps it intends to take to fulfill its obligations under this Agreement.

9.2

If the performance of this Agreement is delayed or impeded by an aforementioned Force Majeure Event, the Party affected by such a Force Majeure Event shall be free from any obligation under this Agreement to the extent it is delayed or impeded. The affected Party shall make reasonable best efforts to reduce or eliminate the effect of the Force Majeure Event, and shall make reasonable best efforts to resume the performance of the obligations delayed or impeded by the Force Majeure Event. Upon termination of the Force Majeure Event, the Parties agree to use reasonable best efforts to resume the performance of the obligations under this Agreement.

ARTICLE X

NOTICES

10.1

Any notice given by either Party hereto for the purpose of performing the rights and obligations hereunder shall be in writing. When such notice is delivered personally, the time of notice is the time when such notice actually reaches the addressee; when such notice is transmitted by telex or facsimile, the notice time is the time when such notice is transmitted. If such notice does not reach the addressee on a business day or reaches the addressee after the business time, the next business day following such day is the date of notice. The delivery place is the address first written above of the Parties hereto or the address advised in writing from time to time. Written method includes fax and telex.

ARTICLE XI

ASSIGNMENT

11.1	Party B may not assign or transfer any rights or obligations under this Agreement to any third party without the prior written consent of Party A.

ARTICLE XII

SEVERABILITY

12.1

If any of the terms of this Agreement is invalid, illegal or unenforceable due to its non-compliance with applicable law, the validity and enforceability of the other terms hereof shall nevertheless remain unaffected.

ARTICLE XIII

AMENDMENTS AND SUPPLEMENT

13.1

Any amendment or supplement to this Agreement shall be effective if made in writing and signed by both of the Parties hereto, and the amendment and supplement shall be part of this Agreement and shall have the same legal effect as this Agreement.

ARTICLE XIV

GOVERNING LAW AND LANGUAGES

14.1	This Agreement shall be governed by, construed in all respects and performed in accordance with the laws of the PRC.

14.2	This Agreement is executed both in Chinese and English. The Chinese version will prevail in the event of any inconsistency between the English and any Chinese translations thereof.

[Exclusive Technical and Consulting Service Agreement –Signature Page]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first above written.

Best Green Energy (Changzhou) Co., Ltd

                By: /s/ Shi Jianliang
                Legal Representative: Mr. Shi Jianliang

Jiangsu Best Electrical Appliances Co., Ltd

                By: /s/ Wang Xueqin
                Legal Representative:Mrs. Wang Xueqin

Changzhou City Wujin Best Eletronic Cables Co., Ltd

                By: /s/ Shi Jianliang
                Legal Representative:Mr. Shi Jianliang